UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(RULE 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☑   Preliminary Proxy Statement
☐   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐   Definitive Proxy Statement
☐   Definitive Additional Materials
☐   Soliciting Material Under Rule 14a-12
EPICEPT CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☑	No fee required.

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(4)	Proposed maximum aggregate value of transaction:

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
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(2)	Form, Schedule or Registration Statement No.:

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EPICEPT CORPORATION
777 Old Saw Mill River Road
Tarrytown, New York 10591

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on January 7, 2010

November [__], 2009
Dear Stockholder,
     You are invited to attend a special meeting of stockholders to be held at 10:00 AM Eastern Standard Time on January 7, 2010, at our corporate office in Tarrytown , New York.
     The purpose of the special meeting is to consider and vote upon a proposal giving the Company’s Board of Directors the ability to amend the Certificate of Incorporation to effect a reverse stock split of our outstanding common stock at a ratio in the range of one for two (1:2) to one for four (1:4), to be determined at the discretion of the Company’s Board of Directors. We are doing this in order to regain compliance with Nasdaq Capital Market Listing Rule 5550(a)(2) requiring a minimum bid price of $1.00 per share of common stock.
     IF STOCKHOLDERS DO NOT APPROVE THE REVERSE SPLIT PROPOSAL, WE WOULD LIKELY BE DELISTED FROM THE NASDAQ CAPTIAL MARKET AND OMX NORDIC EXCHANGE, WHICH WOULD HAVE A MATERIAL NEGATIVE EFFECT ON YOUR ABILITY TO EFFICIENTLY PURCHASE OR SELL OUR COMMON STOCK. DELISTING COULD ALSO MAKE IT MORE DIFFICULT TO OBTAIN FUTURE EQUITY FINANCING THAT WE BELIEVE IS ESSENTIAL TO THE COMPANY’S FUTURE OPERATIONS AND SUCCESS.
     The proposal discussed above is described more fully in the accompanying proxy materials. We also describe in the proxy materials a proposal to adjourn the special meeting to solicit additional proxies in the event there are insufficient votes to approve the reverse split proposal. We encourage you to carefully read these materials.
     THE BOARD OF DIRECTORS OF EPICEPT CORPORATION RECOMMENDS THAT YOU VOTE IN FAVOR OF THE PROPOSALS SET FORTH IN THE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.
     Your vote is very important. Whether or not you plan to attend, you can be sure your shares are represented at the meeting by promptly voting and submitting your proxy by Internet or by completing, signing, dating and returning your proxy form in the enclosed envelope. You may also vote your shares in person at the special meeting. Instructions regarding the various methods of voting are contained on the notice and on the Proxy Card.
     THE AFFIRMATIVE VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK IS REQUIRED TO APPROVE THE REVERSE SPLIT PROPOSAL SET FORTH IN THE PROXY. NOT VOTING WILL BE EQUIVALENT TO CASTING A NEGATIVE VOTE FOR THE REVERSE SPLIT PROPOSAL.
     We are again furnishing proxy materials to our shareholders over the Internet, as permitted by rules adopted by the Securities and Exchange Commission. You may also read, print and download our 2008 Annual Report to Stockholders on Form 10-K and our Proxy Statement at investor.epicept.com/sec.cfm. Investors may also access these materials, including a Proxy card translated into Swedish, online at www.epicept.com/arsstamma. On November [___], 2009, we mailed our shareholders a notice containing instructions on how to access these materials and how to vote their shares online. The notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by e-mail. If you requested your materials via e-mail, the e-mail contains voting instructions and links to the materials on the internet.
     On behalf of the Board, we request that you vote your shares now, even if you currently plan to attend the Special Meeting. This will not prevent you from voting in person, but will assure that your vote is counted.
     Thank you for your continued support.
Cordially,
/s/ John V. Talley
John V. Talley
President & Chief Executive Officer

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EPICEPT CORPORATION
777 Old Saw Mill River Road
Tarrytown, New York 10591
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To the Stockholders:
     NOTICE IS HEREBY GIVEN that the special meeting of stockholders of EpiCept Corporation (“EpiCept” or the “Company”) will be held at our corporate office in Tarrytown, New York, on January 7, 2010, at 10:00 AM Eastern Standard Time for the following purposes, all as more fully described in the attached Proxy Statement:
(a)	to give the Company’s Board of Directors the ability to effect a reverse stock split of our outstanding common stock at a ratio in the range of one for two (1:2) to one for four (1:4), to be determined at the discretion of the Company’s Board of Directors; and

(b)	to adjourn the special meeting to solicit additional proxies in the event there are insufficient votes to approve the first proposal.
     The record date for the special meeting is November 13, 2009. Only stockholders of record at the close of business on the record date may vote at the meeting or any adjournment thereof.
     You are cordially invited to attend the meeting in person. You are requested to vote by Internet or by mail whether or not you expect to attend the meeting in person. The proxy is revocable by you at any time prior to its exercise and will not affect your right to vote in person in the event you attend the meeting or any adjournment thereof. The prompt return of the proxy will be of assistance in preparing for the meeting and your cooperation in this respect will be appreciated.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ Robert W. Cook
Robert W. Cook
Secretary
Tarrytown, New York
November [___], 2009

•	= To be voted on at the meeting
Every stockholder’s vote is important. Please complete, sign, date and return your proxy form, or submit your proxy by Internet.

EPICEPT CORPORATION
777 Old Saw Mill River Road
Tarrytown, New York 10591
PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON JANUARY 7, 2010
     This proxy statement and the accompanying proxy are being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of the Company for use in voting at the special meeting of Stockholders (the “Special Meeting”) to be held at our corporate office in Tarrytown, New York and any adjournments thereof. Distribution to stockholders via the internet and/or by mail of this proxy statement and a proxy form is scheduled to begin on or about November [___], 2009 to each stockholder of record at the close of business on November 13, 2009 (the “Record Date”).
     Your vote is important. Whether or not you plan to attend the Special Meeting, please take the time to vote your shares of common stock as soon as possible. You can ensure that your shares are voted at the meeting by submitting your proxy by Internet or by completing, signing, dating and returning the enclosed proxy card in the envelope provided. Submitting your proxy will not affect your right to attend the meeting and vote. A stockholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the Special Meeting, by delivering a subsequent proxy or by notifying the inspector of election in writing of such revocation.
INFORMATION ABOUT THE SPECIAL MEETING AND PROXY VOTING
What Matters are to be Voted on at the Special Meeting?
     EpiCept intends to present the following proposals for stockholder consideration and voting at the Special Meeting:
(1)	to give the Company’s Board of Directors the ability to effect a reverse stock split of our outstanding common stock at a ratio in the range of one for two (1:2) to one for four (1:4), to be determined at the discretion of the Company’s Board of Directors; and

(2)	to adjourn the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve the first proposal.
Why is the Company Seeking the Ability to Effect a Reverse Stock Split?
     We are subject to the rules of the Nasdaq Stock Market, Inc. because our common stock is listed on the Nasdaq Capital Market. On August 3, 2009, we received a letter from the Nasdaq Listing Qualifications Department stating that we had not regained compliance with the minimum bid price of $1.00 requirement under Listing Rule 5550(a)(2) (the “Listing Rule”) by July 28, 2009 and, as a result, our common stock would be subject to delisting from The Nasdaq Capital Market unless the Company requested an appeal before the Nasdaq Hearings Panel (the “Panel”). We requested a hearing before the Panel, which stayed the delisting of our common stock pending the issuance of a decision by the Panel following the hearing. The hearing took place on September 23, 2009. On November 2, 2009, we received a letter from the Nasdaq Listing Qualifications Department stating that the Panel has determined to grant our request to remain listed on the Nasdaq Capital Market, subject to the condition that on or before February 1, 2010, we must have evidenced a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days (or, under certain circumstances, such longer period as the Panel may determine). Consequently, since we cannot predict whether the minimum bid price of our common stock will comply with the Listing Rule by such time, the Board is asking the stockholders to grant the Board the authority, at its discretion, to effect a reverse stock split, which our Board believes may be an effective way to increase the minimum bid price of our common stock proportionately and put us in a position to regain compliance with the Listing Rule and avoid being delisted from the Nasdaq Capital Market.
•	If the reverse split is not approved by our stockholders, we would likely be delisted from the Nasdaq Capital Market and OMX Nordic Exchange.

•	If the reverse split is approved by our stockholders, we would likely be in a position to regain compliance with the Listing Rule and remain listed on the Nasdaq Capital Market and OMX Nordic Exchange.

What is the Board’s Recommendation?
     The Board of Directors recommends that you vote your shares “FOR” the reverse split, and “FOR” adjournment of the Special Meeting if necessary to solicit additional proxies in the event there are insufficient votes to approve the reverse split.
Will Any Other Matters be Presented for a Vote at the Special Meeting?
     The Board of Directors did not receive any notice prior to the deadline for submission of additional business that any other matters might be presented for a vote at the Special Meeting. However, if another matter were to be properly presented, the proxies would use their own judgment in deciding whether to vote for or against it.
Who is Entitled to Vote?
     All EpiCept stockholders of record at the close of business on the Record Date are entitled to vote at the Special Meeting. Each share outstanding on the Record Date will be entitled to one vote.
What Shares will be Entitled to Vote at the Special Meeting?
     Our voting securities consist of our common stock, par value $0.0001, of which [                    ] shares were outstanding on the Record Date. Each share outstanding on the Record Date will be entitled to one vote.
     If you are the beneficial owner, but not the record owner, of EpiCept’s common stock, you will receive instructions about voting from the bank, broker or other nominee that is the stockholder of record of your shares. Contact your bank, broker or other nominee directly if you have questions.
Who can Attend the Special Meeting?
     Only EpiCept stockholders of record or their duly appointed proxies are entitled to attend the Special Meeting. If you are an EpiCept stockholder of record and wish to attend the Special Meeting, please so indicate on the proxy card or as prompted by the Internet voting system.
     If a bank, broker or other nominee is the record owner of your shares, you will need to have proof that you are the beneficial owner to be admitted to the Special Meeting. A recent statement or letter from your bank or broker confirming your ownership, or presentation of a valid proxy from a bank, broker or other nominee that is the record owner of your shares, would be acceptable proof of your beneficial ownership.
How do I Vote my Shares?
•	Stockholders of record may vote by granting a proxy with respect to their shares on the Internet or by mail. Granting a proxy on the Internet will be available through 11:59 PM Eastern Standard Time on January [___], 2010.

•	Voting instructions for both Internet and mail appear on your proxy card. If you grant a proxy on the Internet, please have your proxy card available.

•	If you are a stockholder of record or a duly appointed proxy of a stockholder of record, you may attend the Special Meeting and vote in person. However, if your shares are held in the name of a bank, broker or other nominee, and you wish to attend the Special Meeting to vote in person, you will have to contact your bank, broker or other nominee to obtain its proxy. Bring that document with you to the meeting.

•	Proxies submitted on the Internet or by mail will be voted in the manner you indicate by the individuals named on the proxy. If you do not specify how your shares are to be voted, the proxies will vote your shares FOR Proposal One and FOR Proposal Two.
     As permitted by the Securities and Exchange Commission, or SEC, EpiCept is sending a Notice of Internet Availability of Proxy Materials to stockholders who hold shares in “street name” through a bank, broker or other holder of record. All such stockholders will have the ability to access this Proxy Statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 as filed with the SEC on March 13, 2009 on a website referred to in the Notice or to request a printed set of these materials at no charge. Instructions on how to access these materials over the Internet or to request a printed copy may be found in the Notice, or below.

May I Change or Revoke my Proxy After it is Submitted?
     Yes, you may change or revoke your proxy at any time before the Special Meeting by:
•	returning a later-dated proxy card;

•	subsequently granting a proxy on the Internet;

•	attending the Special Meeting and voting in person; or

•	sending your written notice of revocation to Robert W. Cook, our Secretary.
     Your changed proxy or revocation must be received before the polls close for voting.
What is a “Quorum?”
     In order for business to be conducted at the Special Meeting, a quorum must be present. A quorum will be present if stockholders of record holding a majority in voting power of the outstanding shares of our common stock entitled to vote at the Special Meeting are present in person or are represented by proxies.
What Vote is Necessary to Pass the Items of Business at the Special Meeting?
     Holders of our common stock will vote as a single class and will be entitled to one vote per share with respect to each matter to be presented at the Special Meeting. A favorable vote of a majority of the outstanding shares of our common stock entitled to vote at the Special Meeting in person or by proxy is required to amend our Certificate of Incorporation to effect the reverse stock split. The favorable vote of the holders of a majority of shares voted at the Special Meeting, in person or by proxy, is required for approval of the proposal to adjourn the Special Meeting to solicit additional proxies in the event there are insufficient votes to approve the reverse split proposal.
How are Abstentions and Broker Non-Votes Counted?
     Abstentions and broker non-votes will be counted to determine whether a quorum is present. However, if a stockholder abstains from voting, those shares will not be counted as voting for or against that matter. If a broker or other record holder of shares returns a proxy card indicating that it does not have discretionary authority to vote as to the particular matter (“broker non-votes”), those shares will not be counted as voting for or against that matter. Accordingly, abstentions and broker non-votes will have effectively the same impact as a “no” vote with respect to Proposal One.
Who Pays the Costs of this Proxy Solicitation?
     This solicitation of proxies is made by our Board of Directors, and all related costs will be borne by us. None of our directors intends to oppose any action for which stockholder approval is being solicited. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners.
Who is the Inspector of Election?
     The Board has appointed Charles E. Darder, C.P.A. and Vice President and Corporate Controller to act as Inspector of Election at the Special Meeting.
What is the Deadline for Submission of Stockholder Proposals for the 2010 Annual Meeting?
     Proposals that our stockholders may wish to include in our proxy statement and form of proxy for presentation at our 2010 Annual Meeting of Stockholders must be received by or delivered to us at EpiCept Corporation, 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Robert W. Cook, Secretary, no later than the close of business on December 10, 2009.

     Any stockholder proposal must be in accordance with the rules and regulations of the SEC. In addition, with respect to proposals submitted by a stockholder other than for inclusion in our 2010 proxy statement, our by-laws and our rules and regulations have established advance notice procedures that stockholders must follow. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to our by-laws, the stockholder must give timely notice thereof in writing to EpiCept Corporation, 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Robert W. Cook, Secretary, and any such businesses other than the nominations must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered in writing to EpiCept Corporation, 777 Old Saw Mill River Road, Tarrytown, New York 10591, Attention: Robert W. Cook, Secretary, no later than the close of business on March 20, 2010, nor earlier than the close of business on February 19, 2010.
Where can I Find the Voting Results of the Special Meeting?
     The preliminary voting results will be announced at the Special Meeting. The final results will be published in our quarterly report on Form 10-Q for the quarter ending March 31, 2010.
How can I Get a Copy of EpiCept’s Annual Report on Form 10-K?
     To obtain without charge a copy of EpiCept’s Annual Report on Form 10-K for the year ended December 31, 2008, address your request to Investor Relations, EpiCept Corporation, 777 Old Saw Mill River Road, Tarrytown, New York 10591. The Annual Report on Form 10-K also may be accessed at www.epicept.com and at the website of the Securities and Exchange Commission at www.sec.gov.

INFORMATION ABOUT COMMUNICATING WITH EPICEPT AND OUR BOARD OF DIRECTORS
How may I Communicate Directly with the Board of Directors?
     The Board provides a process for stockholders to send communications to the Board. You may communicate with the Board, individually or as a group, as follows:

BY MAIL	BY PHONE
The Board of Directors	1-914-606-3500
EpiCept Corporation
Attn: Robert W. Cook, Secretary
777 Old Saw Mill River Road
Tarrytown, New York 10591
     You should identify your communication as being from an EpiCept stockholder. The Secretary may require reasonable evidence that your communication or other submission is made by an EpiCept stockholder before transmitting your communication to the Board.
How may I Communicate Directly with the Non-Employee Directors?
     You may communicate with the non-employee directors of the Board, individually or as a group, by any of the means set forth above or by writing to:
Non-Employee Directors of the Board of Directors
EpiCept Corporation
c/o Robert W. Cook, Secretary
777 Old Saw Mill River Road
Tarrytown, New York 10591
How do I Communicate Directly with EpiCept?
     You may communicate with EpiCept by writing to:
EpiCept Corporation
c/o Robert W. Cook, Secretary or c/o Investor Relations
777 Old Saw Mill River Road
Tarrytown, New York 10591

OWNERSHIP OF THE COMPANY’S COMMON STOCK
     The following table sets forth information as of the Record Date, November 13, 2009, regarding the beneficial ownership of the Company’s common stock by:
•	each stockholder known by EpiCept to own beneficially more than five percent of EpiCept common stock;

•	each of the named executive officers;

•	each of EpiCept’s directors; and

•	all of EpiCept’s directors and the named executive officers as a group.
     Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the principal address of each of the stockholders below is in care of EpiCept Corporation, 777 Old Saw Mill River Road, Tarrytown, NY 10591.

	Number of Shares	Percent of Shares
Name and Address of Beneficial Owner	Beneficially Owned	Beneficially Owned(1)(2)
5% Stockholders
Försäkringsaktiebolaget Avanza Pension(3)
Private Equity Direct Finance(4)

Executive Officers and Directors
John V. Talley(5)
Robert W. Cook(6)
Dr. Dileep Bhagwat(8)
Dr. Stephane Allard(9)
Robert G. Savage(10)
Guy C. Jackson(11)
Gerhard Waldheim(12)
Wayne P. Yetter(13)
A. Collier Smyth(14)
All directors and named executive officers as a group (10 persons)(15)

*	Represents beneficial ownership of less than one percent (1%) of the outstanding shares of EpiCept common stock.

(1)	Beneficial ownership is determined with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to stock options and warrants currently exercisable or exercisable within 60 days are deemed to be outstanding for computing the percentage ownership of the person holding such options and the percentage ownership of any group of which the holder is a member, but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown beneficially owned by them.

(2)	Percentage ownership is based on [___] shares of common stock outstanding on November 13, 2009.

PROPOSAL ONE:
TO APPROVE AN AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT ANY TIME PRIOR TO JANUARY 7, 2011, AT A RATIO BETWEEN ONE-FOR-TWO AND ONE-FOR-FOUR, IF AND AS DETERMINED BY THE COMPANY’S BOARD OF DIRECTORS.
          The Company’s Third Amended and Restated Certificate of Incorporation, as amended, currently authorizes the issuance of 225,000,000 shares of common stock, $0.0001 par value. On the Record Date, the Company had [___] shares of common stock issued and outstanding.
          On August 27, 2009, the Company’s Board of Directors unanimously adopted a resolution approving an amendment to the Company’s Third Amended and Restated Certificate of Incorporation to effect a reverse split of the Company’s common stock any time prior to the first anniversary of its approval by the stockholders at a ratio to be selected by the Company’s Board of Directors between one-for-two and one-for-four. A copy of the Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation is attached as Appendix A.
          If the amendment to the Company’s Third Amended and Restated Certificate of Incorporation is approved by a majority of the Company’s stockholders, the Board will have the discretion to determine, as it deems to be in the best interest of the Company’s stockholders, the specific ratio to be used within the range described above and the timing of the reverse stock split, which must occur at any time prior to the first anniversary of its approval by the stockholders. The Board may also, in its discretion, determine not to effect the reverse stock split if it concludes, subsequent to obtaining stockholder approval, that such action is not in the best interests of the Company.
Reason for the Reverse Stock Split
          We are subject to the rules of the Nasdaq Stock Market, Inc. because our common stock is listed on the Nasdaq Capital Market. On August 3, 2009, we received a letter from the Nasdaq Listing Qualifications Department stating that we had not regained compliance with the minimum bid price of $1.00 requirement under Listing Rule 5550(a)(2) (the “Listing Rule”) by July 28, 2009 and, as a result, our common stock would be subject to delisting from The Nasdaq Capital Market unless the Company requested an appeal before the Nasdaq Hearings Panel (the “Panel”). We requested a hearing before the Panel, which stayed the delisting of our common stock pending the issuance of a decision by the Panel following the hearing. The hearing took place on September 23, 2009. On November 2, 2009, we received a letter from the Nasdaq Listing Qualifications Department stating that the Panel has determined to grant our request to remain listed on the Nasdaq Capital Market, subject to the condition that on or before February 1, 2010, we must have evidenced a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days (or, under certain circumstances, such longer period as the Panel may determine). Consequently, since we cannot predict whether the minimum bid price of our common stock will comply with the Listing Rule by such time, the Board is asking the stockholders to grant the Board the authority, at its discretion, to effect a reverse stock split, which our Board believes may be an effective way to increase the minimum bid price of our common stock proportionately and put us in a position to regain compliance with the Listing Rule and avoid being delisted from the Nasdaq Capital Market.
          In determining whether to effect the reverse stock split and, if so, the ratio to be used, the Board will consider various factors, including but not limited to, (i) the potential impact and anticipated benefits to the Company and its stockholders, (ii) the market price of the Company’s common stock at such time, (iii) the number of shares that will be outstanding after the reverse split, (iv) the stockholders’ equity at such time, (v) the number of shares of common stock available for future issuance after the reverse split, and (vi) the trading volume of the Company’s common stock at such time.
Certain Risk Factors Associated with the Reverse Stock Split
          There can be no assurance that the total market capitalization of our common stock (the aggregate value of all common stock at the then market price) after the proposed reverse stock split will be equal to or greater than the total market capitalization before the proposed reverse stock split or that the per share market price of our common stock following the reverse stock split will increase in proportion to the reduction in the number of shares of common stock outstanding before the reverse stock split.

          There can also be no assurance that the minimum bid price per share of our common stock would remain in excess of $1.00 following the reverse stock split for a sustained period of time, or long enough to satisfy Nasdaq’s continued listing requirements, or that our common stock would not be delisted by Nasdaq due to a failure to meet other continued listing requirements even if the minimum bid price remains in excess of the $1.00 requirement.
          A decline in the market price of our common stock after the reverse stock split may result in a greater percentage decline than would occur in the absence of a reverse stock split, and the liquidity of our common stock could be adversely affected following such a reverse stock split.
Impact of the Proposed Reverse Stock Split if Implemented
          If approved and effected, the reverse stock split will automatically apply to all shares of the Company’s common stock. Except for adjustments that may result from the treatment of fractional shares as described below, the reverse stock split will not affect any stockholder’s percentage ownership or proportionate voting power. However, because the number of authorized shares of the Company’s common stock will not be reduced proportionately, the reverse stock split will increase the Board’s ability to issue authorized and unissued shares without further stockholder action.
          Based on the number of shares, warrants and options outstanding as of the Record Date, the principal effect of a reverse stock split (at a ratio between one-for-two and one-for-four) would be that:
o	the number of shares of the Company’s common stock issued and outstanding would be reduced from [___] shares to between approximately [___] shares and [___] shares;

o	the number of shares of the Company’s common stock issuable upon the exercise of outstanding warrants would be reduced from [___] to between approximately [___] shares and [___] shares (and the respective exercise prices of the warrants would increase by a factor equal to the inverse of the split ratio);

o	the number of shares of the Company’s common stock issuable upon the exercise of outstanding stock options would be reduced from [___] to between approximately [___] shares and [___] shares (and the respective exercise prices of the options would increase by a factor equal to the inverse of the split ratio); and

o	the number of shares of the Company’s common stock that are authorized, but unissued, and can be used for future issuances of common stock as described above would increase from [___] to between approximately [___] shares and [___] shares.
          In addition, the reverse stock split may increase the number of stockholders who own odd lots (less than 100 shares). Stockholders who hold odd lots typically may experience an increase in the cost of selling their shares and may have greater difficulty in effecting sales.
          The number of shares of the Company’s authorized preferred stock will remain unchanged at 5,000,000 shares.
Fractional Shares
          To avoid the existence of fractional shares of common stock after the reverse split, fractional shares that would be created as a result of the reverse split will be rounded up to the next whole share, including fractional shares that are less than one half of one share.
Effect on Registered and Beneficial Stockholders
          Upon a reverse stock split, we intend to treat stockholders holding common stock in “street name”, through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding common stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your bank, broker or nominee.
Effect on Registered Certificated Shares
          Some of our registered stockholders hold all their shares in certificate form. If any of your shares are held in certificate form, you will receive a transmittal letter from our transfer agent, American Stock Transfer and Trust Company, as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-reverse stock split shares to the transfer agent.
STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.
Authorized Shares
          The reverse stock split would affect all issued and outstanding shares of common stock and outstanding rights to acquire common stock. However, upon the effectiveness of the reverse stock split which will occur upon the filing of the amendment to the Company’s certificate of incorporation, the number of authorized shares of common stock that have not yet been issued would increase due to the reduction in the number of shares of Common Stock issued and outstanding based on the reverse stock split as follows:

Pro-Forma
	As of November 13,	After Reverse Stock Split and Decrease in
	2009	Authorized Shares
		One-for-Two	One-for-Four

Outstanding Shares of Common Stock	[_____]	[_____]	[_____]

Outstanding Warrants	[_____]	[_____]	[_____]

Outstanding Stock Options	[_____]	[_____]	[_____]

Shares Available for Future Issuances	[_____]	[_____]	[_____]

Authorized Shares of Common Stock	225,000,000	225,000,000	225,000,000

Accounting Matters
          The reverse stock split will not affect the par value of the common stock. As a result, as of the effective time of the reverse stock split, the stated capital attributable to common stock on our balance sheet will be reduced proportionately based on the reverse stock split ratio described above, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of the Company’s common stock will be restated because there will be fewer shares of common stock outstanding.
Tax Consequences
          Each stockholder is urged to consult with such stockholder’s tax advisor with respect to any potential tax consequences of the reverse stock split.
Procedure for Effecting Reverse Stock Split
          When and if the Board decides to implement the reverse stock split at any time before the first anniversary of its approval by the stockholders, the Company will promptly file a Certificate of Amendment with the Secretary of State of the State of Delaware to amend its existing Third Amended and Restated Certificate of Incorporation. The reverse stock split will become effective on the date of filing the Certificate of Amendment, which is referred to as the “split effective date.” Beginning on the split effective date, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares. The text of the Certificate of Amendment is set forth in Appendix A to this proxy statement. The text of the Certificate of Amendment is subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Delaware and as the Board deems necessary and advisable to effect the reverse stock split, including the applicable ratio for the reverse stock split.
IF STOCKHOLDERS DO NOT APPROVE THE PROPOSAL, WE WOULD LIKELY BE DELISTED FROM THE NASDAQ CAPTIAL MARKET AND OMX NORDIC EXCHANGE, WHICH WOULD HAVE A MATERIAL NEGATIVE EFFECT ON YOUR ABILITY TO EFFICIENTLY PURCHASE OR SELL OUR COMMON STOCK. DELISTING COULD ALSO MAKE IT MORE DIFFICULT TO OBTAIN FUTURE EQUITY FINANCING THAT WE BELIEVE IS ESSENTIAL TO THE COMPANY’S FUTURE OPERATIONS AND SUCCESS.
Vote Required
          The affirmative vote of the holders of shares representing a majority of the Company’s [___] outstanding shares of common stock (as of the Record Date) is required to approve the Amendment to the Third Amended and Restated Certificate of Incorporation to effect the reverse stock split. Abstentions and broker non-votes will have the effect of a vote against the proposal.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF APPROVING THE AMENDMENT TO THE COMPANY’S CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE COMPANY’S COMMON STOCK AT ANY TIME PRIOR TO JANUARY 7, 2011, AT A RATIO BETWEEN ONE-FOR-TWO AND ONE-FOR-FOUR, IF AND AS DETERMINED BY THE COMPANY’S BOARD OF DIRECTORS (ITEM 1 ON THE ENCLOSED PROXY CARD).
PROPOSAL TWO:
ADJOURNMENT OF SPECIAL MEETING
          The Board of Directors approved the submission to the stockholders of a proposal to adjourn the Special Meeting in the event that there are not a sufficient number of votes at the Special Meeting to approve Proposal One. In order to permit proxies that have been timely received to be voted for an adjournment, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the Special Meeting and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to stockholders, other than an announcement made at the Special Meeting.
Vote Required
          The affirmative vote of the holders of a majority of shares voted at the Special Meeting, in person or by proxy, is required for approval of the proposal to adjourn the Special Meeting to solicit additional proxies in the event that there are not a sufficient number of votes at the Special Meeting to approve Proposal One.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF APPROVING THE ADJOURNMENT OF THE SPECIAL MEETING (ITEM 2 ON THE ENCLOSED PROXY CARD).

APPENDIX A
CERTIFICATE OF AMENDMENT
OF
THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
EPICEPT CORPORATION
          EpiCept Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:
          FIRST: That the Board of Directors of EpiCept Corporation duly adopted a resolution setting forth a proposed amendment of the Third Amended and Restated Certificate of Incorporation of said Corporation to effect a reverse split of all issued and outstanding shares of the Corporation’s common stock, par value $0.0001 per share on the basis of one new share for [two/four] old shares, declaring said amendment to be advisable and calling for submission of said resolution to a vote of the stockholders of said Corporation;
          SECOND: That thereafter, at a meeting duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, the stockholders of the Corporation duly voted a majority of the outstanding stock of the Corporation entitled to vote thereon in favor of adoption of said amendment; and
          THIRD: That said amendment being duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, the Third Amended and Restated Certificate of Incorporation of EpiCept Corporation is hereby amended as follows:
          The first paragraph of ARTICLE FOURTH, under the heading A. AUTHORIZED SHARES, is hereby deleted and replaced by the following:
          “The total number of shares of capital stock which the Corporation has authority to issue is 230,000,000, consisting of (i) 225,000,000 shares of common stock of the Corporation, par value $0.0001 per share (the “Common Stock”), and (ii) 5,000,000 shares of preferred stock of the Corporation, par value $0.0001 per share (the “Preferred Stock”).
          Upon this Certificate of Amendment to the Third Amended and Restated Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), each share of the Corporation’s Common Stock (the “Old Common Stock”), issued and outstanding immediately prior to the Effective Time, will be automatically reclassified as and converted into [one half (1/2)/one fourth (1/4)] of a share of common stock, par value $0.0001 per share, of the Corporation (the “New Common Stock”). Any stock certificate that, immediately prior to the Effective Time, represented             shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately prior to the Effective Time by [one half (1/2)/one fourth (1/4)].”